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                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2000, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                               Dollar Amounts
ASSETS                                                          In Thousands
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin ......   $    3,083,720
   Interest-bearing balances ...............................        4,949,333
Securities:
   Held-to-maturity securities .............................          740,315
   Available-for-sale securities ...........................        5,328,981
Federal funds sold and Securities purchased under
   agreements to resell ....................................        5,695,708
Loans and lease financing receivables:
   Loans and leases, net of unearned
     income ................................................       36,590,456
   LESS: Allowance for loan and
     lease losses ..........................................          598,536
   LESS: Allocated transfer risk
     reserve ...............................................           12,575
   Loans and leases, net of unearned income,
     allowance, and reserve ................................       35,979,345
Trading Assets .............................................       11,912,448
Premises and fixed assets (including capitalized
   leases) .................................................          763,241
Other real estate owned ....................................            2,925
Investments in unconsolidated subsidiaries and
   associated companies ....................................          183,836
Customers' liability to this bank on acceptances
   outstanding .............................................          424,303
Intangible assets ..........................................        1,378,477
Other assets ...............................................        3,823,797
                                                               --------------
Total assets ...............................................   $   74,266,429
                                                               ==============

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
LIABILITIES
Deposits:
   In domestic offices ......................................   $ 28,328,548
   Noninterest-bearing ......................................     12,637,384
   Interest-bearing .........................................     15,691,164
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs .................................     27,920,690
   Noninterest-bearing ......................................        470,130
   Interest-bearing .........................................     27,450,560
Federal funds purchased and Securities sold under
   agreements to repurchase .................................      1,437,916
Demand notes issued to the U.S.Treasury .....................        100,000
Trading liabilities .........................................      2,049,818
Other borrowed money:
   With remaining maturity of one year or less ..............      1,279,125
   With remaining maturity of more than one year
     through three years ....................................              0
   With remaining maturity of more than three years .........         31,080
Bank's liability on acceptances executed and
   outstanding ..............................................        427,110
Subordinated notes and debentures ...........................      1,646,000
Other liabilities ...........................................      4,604,478
                                                                ------------
Total liabilities ...........................................   $ 67,824,765
                                                                ============

EQUITY CAPITAL
Common stock ................................................      1,135,285
Surplus .....................................................      1,008,775
Undivided profits and capital reserves ......................      4,308,492
Net unrealized holding gains (losses) on
   available-for-sale securities ............................         27,768
Accumulated net gains (losses) on cash flow hedges ..........              0
Cumulative foreign currency translation adjustments .........        (38,656)
                                                                ------------
Total equity capital ........................................      6,441,664
                                                                ------------
Total liabilities and equity capital ........................   $ 74,266,429
                                                                ============


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         I, Thomas J. Mastro, Senior Vice President and Comptroller of the
above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                      Thomas J. Mastro

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


Thomas A. Renyi          )
Alan R. Griffith         )           Directors
Gerald L. Hassell        )


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